Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Pharmaceuticals and Symphony Capital Enter into $50 Million
Product Development Collaboration for AZ-002 and AZ-004
Alexza Holds Conference Call at 9:00 a.m. E.T. to Discuss Collaboration
Palo Alto, California — December 4, 2006 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that it has completed a transaction with Symphony Capital Partners, LP and its co-investors to provide $50 million to fund the development of AZ-002 (Staccato® alprazolam) and AZ-004 (Staccato® loxapine). AZ-002 is being developed for the acute treatment of panic attacks associated with panic disorder and AZ-004 is being developed to treat acute agitation in patients with schizophrenia. Both product candidates are currently in Phase 2a clinical trials.
Under the terms of the agreement, Alexza and Symphony Capital, a private equity firm, have established Symphony Allegro, Inc., which will provide funding to Alexza to accelerate clinical and other related development activities of the two product candidates. Alexza has granted a license to the intellectual property for the selected product candidates. Through a purchase option, Alexza retains the exclusive right, but not the obligation, to acquire 100% of the equity of Symphony Allegro at specified prices during the term of the agreement. If Alexza chooses not to exercise the purchase option, Symphony Allegro will retain the rights to AZ-002 and AZ-004. The term of the agreement is up to four years.
“AZ-002 and AZ-004 are product candidates Alexza would like to commercialize itself for the psychiatric markets in the United States. This transaction provides up to $50 million specifically allocated for developing these products through important product decision points,” said Thomas B. King, President and CEO of Alexza Pharmaceuticals. “The uniqiness of the collaboration with Symphony Capital is the ability to continue the thoughtful and rapid development of these important product candidates, maintain exclusive rights to them, and at the same time, minimize the dilution and risk to our shareholders. In the process of structuring and completing this transaction, we have had the opportunity to work closely with Symphony and their collaborators at RRD International, and we look forward to working closely with them to further enhance the value of these product candidates.”
Summary Terms of the Transaction
Alexza exclusively licensed to Symphony Allegro certain intellectual property related to its AZ-002 and AZ-004 product candidates. Alexza has received an exclusive purchase option from Symphony Allegro’s investors that will allow Alexza to reacquire the intellectual property by purchasing all of Symphony Allegro’s equity at a predetermined price that reflects a compounded annual rate of return averaging approximately 27% during the anticipated four-year collaborative development period. The option exercise may be paid in cash or a combination of cash and Alexza common stock (up to 40% of the purchase price), at Alexza’s sole discretion.

In exchange for the purchase option, Alexza will issue to Symphony Allegro investors a warrant, with a term of five years, to purchase two million shares of Alexza common stock at $9.91 per share, representing a 25% premium over the recent 60 trading-day average closing price of $7.93 per share.
Alexza plans to consolidate the results of operations of Symphony Allegro into its financial statements in the fourth quarter of 2006.
About Symphony Allegro, Inc.
Symphony Allegro has been capitalized with $50 million from Symphony Capital and a select group of co-investors, and the funding will be used exclusively for the development of AZ-002 and AZ-004. A Board of Directors consisting of Alexza, Symphony Capital, and independent Board members will govern Symphony Allegro. The Alexza designee will be Thomas B. King, President and CEO of Alexza. The Symphony designees will be Neil J. Sandler and Andrew L. Busser. Symphony Allegro has retained RRD International, LLC, whose senior executives will serve as Symphony Allegro’s management and will collaborate with Alexza in the development of AZ-002 and AZ-004.
Conference Call Today
Alexza will hold a conference call today to discuss the Symphony Allegro transaction today at 9:00 am Eastern Time. A replay of the call will be available for two weeks following the event. The conference call, replay and webcast are open to all interested parties.
To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required. To access the live conference call via phone, dial 800-638-4817. International callers may access the call by dialing 617-614-3943. The reference number to enter the call is 66880447.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 888-286-8010 for domestic callers or 617-801-6888 for international callers. The reference number to enter the replay of the call is 15107841.
About Alexza Pharmaceuticals
Alexza Pharmaceuticals is an emerging pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. The Company has four product candidates in clinical development; AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches, AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, AZ-004 (Staccato loxapine) for the treatment of acute agitation in patients with schizophrenia and AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain.

About Symphony Capital Partners, LP
Symphony Capital is a New York-based private equity firm that invests in development stage biopharmaceutical programs. Symphony has the most experienced team in R&D project-specific financings and invests exclusively in the type of collaboration undertaken with Alexza. Symphony Capital Partners, LP is the lead investor in Symphony Allegro. Additional information about Symphony is available at www.symphonycapital.com
About RRD International, LLC
RRD International, LLC (RRD) is an innovative product development company dedicated to supporting the global regulatory, preclinical and clinical needs of biotechnology, pharmaceutical and medical device companies. RRD provides comprehensive strategic planning and operational support from program inception to product approval including the design, management and execution of clinical trials. RRD’s team of highly experienced drug and device developers has a substantial record of favorable FDA interactions and outcomes. Through its customized and flexible business approach, RRD offers a unique risk-sharing model, enabling its goals and interests to be aligned with a partner company’s success. Additional information about RRD is available at www.rrdintl.com.
Safe Harbor Statement
This press release includes forward-looking statements, including, without limitation all statements regarding the agreement with Symphony Capital Partners, LP and its investors to provide $50 million in committed capital to advance Alexza’s development of AZ-002 and AZ-004. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Form S-1 dated March 8, 2006, and the Company’s Quarterly and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	Thomas B. King
President & CEO
650.687.3900
tking@alexza.com